AMENDMENT NO. 5

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

This Amendment is made as of June 14, 2008 to the Combined Investment Advisory Agreement among Munder Series Trust (“MST”), on behalf of each of its series, Munder Series Trust II (“MST II”), on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware general partnership.

WHEREAS, on May 13, 2008, the Board of Trustees of MST approved the merger of the Munder Intermediate Bond Fund with and into the Munder Bond Fund (the “Merger); and

WHEREAS, the Board of Trustees further approved a reduction of the advisory fees payable by the Munder Bond Fund effective upon the consummation of the Merger ; and

WHEREAS, the Merger was completed on June 13, 2008.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby replaced with the attached Schedule A effective as of June 14, 2008.

2.	Schedule B to the Agreement is hereby replaced with the attached Schedule B effective as of June 14, 2008.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST MUNDER SERIES TRUST II

By:	/s/ Stephen J. Shenkenberg
Stephen J. Shenkenberg
Vice President, Secretary & CCO

MUNDER CAPITAL MANAGEMENT

By:	/s/ Peter K. Hoglund
Peter K. Hoglund
Managing Director, Chief Administrative Officer

SCHEDULE A

As of June 14, 2008

Munder Series Trust

Institutional Money Market Fund
Liquidity Money Market Fund
Munder Asset Allocation Fund — Balanced
Munder Bond Fund
Munder Cash Investment Fund
Munder Energy Fund
Munder Index 500 Fund
Munder International Bond Fund
Munder International Equity Fund
Munder International Fund-Core Equity
Munder International Small-Mid Cap Fund
Munder Internet Fund
Munder Large-Cap Core Growth Fund
Munder Large-Cap Value Fund
Munder Micro-Cap Equity Fund
Munder Mid-Cap Core Growth Fund
Munder Multi-Cap Growth Fund
Munder Real Estate Equity Investment Fund
Munder S&P MidCap Index Equity Fund
Munder S&P SmallCap Index Equity Fund
Munder Small-Cap Value Fund
Munder Small-Mid Cap Fund
Munder Small-Mid Cap 130/30 Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder Technology Fund

Munder Series Trust II

Munder Healthcare Fund

A-1

SCHEDULE B

As of June 14, 2008

Annual Fees (as a Percentage of Daily Net Assets)
Institutional Money Market Fund	0.20%

Liquidity Money Market Fund	0.20%

Munder Asset Allocation Fund - Balanced	0.65%

Munder Bond Fund	0.40%

Munder Cash Investment Fund	0.35%

Munder Energy Fund	0.75%

Munder Healthcare Fund	1.00% of the first $100 million of average daily net assets; 0.90% of the next $100 million; 0.85% of the next $50 million; and 0.75% of average daily net assets in excess of $250 million

Munder Index 500 Fund	0.20% of the first $250 million of average daily net assets; 0.12% of the next $250 million; and 0.07% of average daily net assets in excess of $500 million

Munder International Bond Fund	0.50%

Munder International Equity Fund	0.75%

Munder International Fund - Core Equity	0.80% on the first $1 billion of average daily net assets; and 0.75% of the average daily net assets in excess of $1 billion

Munder International Small-Mid Cap Fund	0.95% on the first $1 billion of average daily net assets; and 0.90% of the average daily net assets in excess of $1 billion

Munder Internet Fund	1.00% of the first $1 billion of average daily net assets; and 0.85% of average daily net assets in excess of $1 billion

B-1

Annual Fees (as a Percentage of Daily Net Assets)
Munder Large-Cap Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of the next $1 billion; and 0.70% of average daily net assets in excess of $2 billion

Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million

Munder Micro-Cap Equity Fund	1.00%

Munder Mid-Cap Core Growth Fund	0.75% of the first $6 billion of average daily net assets, 0.70% on the next $2 billion, and 0.65% on average daily net assets exceeding $8 billion

Munder Mid-Cap Value Fund	0.75%

Munder Multi-Cap Growth Fund	0.75%

Munder Real Estate Equity Investment Fund	0.74%

Munder S&P MidCap Index Equity Fund	0.15%

Munder S&P SmallCap Index Equity Fund	0.15%

Munder Small-Cap Value Fund	0.75%

Munder Small-Mid Cap Fund	0.75%

Munder Small-Mid Cap 130/30 Fund	1.00% on the first $1 billion of average daily net assets; and 0.95% of the average daily net assets in excess of $1 billion

Munder Tax-Free Money Market Fund	0.35%

Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million

Munder Technology Fund	1.00% of the first $300 million of average daily net assets; 0.90% of the next $700 million; and 0.80% of average daily net assets in excess of $1 billion

B-2